EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-32835 of Texas Utilities Company on Form S-8 of our report dated June 26, 2000, appearing in this Annual Report on Form 11-K of the ENSERCH Corporation Employee Stock Purchase and Savings Plan for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 28, 2000